As filed with the Securities and Exchange Commission on September 22, 2006.

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________________________

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

_________________________________

Florida

                   59-2260678

(State or other jurisdiction of

              (I.R.S. Employer

incorporation or organization)

           Identification Number)

_________________________________

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Telephone: (772) 287-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis S. Hudson, III

Chief Executive Officer

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Telephone: (772) 287-4000

(Address, including zip code, and telephone number
including area code, of agent for service)

_________________________________

Copies to:

Ralph F. MacDonald, III

Jones Day

1420 Peachtree Street NE

Atlanta, Georgia  30909-3053

Telephone: (404) 521-3939

Facsimile: (404) 581-8330

_________________________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable following the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

_________________________________

Title Of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.10 per share	1,000,000 Shares	$29.37	$29,370,000	$3,143

*

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices of Seacoast Banking Corporation of Florida’s Common Stock in the consolidated reporting system on September 19, 2006.

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PROSPECTUS

Dividend Reinvestment and Stock Purchase Plan

We are pleased to offer you the opportunity to participate in the Seacoast Banking Corporation of Florida Dividend Reinvestment and Stock Purchase Plan.  The plan provides our shareholders with an easy and inexpensive way to invest in our common stock.  The plan holds shares of our common stock, which is listed on the NASDAQ Global Select Market under the symbol “SBCF.” On September 21, 2006, the closing price of our common stock was $30.34 per share.

Key features of the plan allow you to:

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enroll in the plan for free;

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buy shares through the plan without brokerage fees or commissions;

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build your ownership over time;

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automatically and fully reinvest your cash dividends in whole and fractional shares;

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automatically purchase additional shares through optional monthly cash investments with transfers from your bank account of as little as $50 per month or as much as $5,000 per month and achieve dollar cost averaging;

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withdraw, transfer or sell your shares easily;

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own and transfer your shares without holding or delivering paper certificates (you may obtain a certificate for your shares at any time); and

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enroll in the plan and access your account, and change your investment elections at any time over the Internet.

Investing in our common stock involves risks.  You should carefully consider the risks discussed in this prospectus, including those identified in the answers to the last two questions presented in “The Plan,” on p. , and in our filings with the Securities and Exchange Commission, before enrolling in the plan.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC or any government agency.

The date of this prospectus is September 22, 2006.

www.seacoastbanking.net

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SEACOAST BANKING CORPORATION OF FLORIDA

The following is a very brief summary of our business.  It does not contain all of the information that may be important to you.  Before you decide to purchase shares or to participate in the plan, you should read carefully this entire prospectus and any other information we refer to in, or incorporated by reference into, this prospectus.

We are a Florida corporation that is a bank holding company for our principal subsidiary, Seacoast National Bank, or the “Bank.” The Bank commenced operations in 1933.

Through the Bank and its broker-dealer subsidiary, FNB Brokerage Services, Inc., we presently offer an array of deposit accounts and banking services, including consumer and commercial lending, as well as a wide variety of trust and asset management services, securities and annuity products.  At the date hereof, our banking offices are located in Martin, Palm Beach, St. Lucie, Indian River, Brevard, Orange, Seminole, DeSoto, Glades, Okeechobee, Hardee, Hendry and Highlands Counties, Florida.

Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and the telephone number at that address is (772) 287-4000.  Our website is located at www.seacoastbanking.net.  We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

THE PLAN

What is the Purpose of the Plan?

The plan provides our existing shareholders and new investors with a convenient and economical means of purchasing shares of our common stock and investing cash dividends in additional shares, all without payment of brokerage commissions, service charges or other fees.

Who Can Join?

The plan presently is open to United States residents only.  If you are a United States resident, you may participate in the plan in one of the following ways:

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Current Seacoast Shareholders of Record.  If you have at least one share of our common stock registered in your name, you are eligible to join the plan.  If you hold shares through a bank or broker (that is, in “street name”), then you may become eligible to join the plan by asking the bank or broker to have at least one share registered in your name.  You must keep at least one share in your plan account to maintain your eligibility.

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Shareholders may make an Initial Cash Investment of at Least $1,000.  If you are not a shareholder of record of Seacoast, you can become eligible to participate in the plan by investing at least $1,000 into the plan, and up to a maximum of $5,000 in any monthly period.  Your initial investment will be used to purchase shares of our common stock for your plan account.

How Do I Enroll?

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Current Shareholders of Record.  If you are the holder of record of at least one share of our common stock, then you may enroll in the plan by filling out the enrollment form that accompanies this prospectus and returning it to the plan administrator, Continental Stock Transfer & Trust Company.  If you own shares but they are held in street name, then you may become an owner of record by asking to have your shares registered in your name.  At least one of your shares needs to be transferred into your name as the record owner before you become eligible to participate in the plan.  Once you enroll, all of your shares that are registered in the exact same name as on the transaction form and held by you as the record owner, whether you acquired them before or after you joined the plan, will automatically be treated as plan shares.  Shares held by your broker or bank may not participate in the plan or be entitled to reinvest dividends under the plan.  The plan administrator must receive your transaction form at least five days prior to the dividend record date for your cash dividends for that quarter to be reinvested.

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Persons Who Are Not Shareholders.  If you are not a shareholder, then you may enroll in the plan by filling out the enrollment form that accompanies this prospectus and returning it to the plan administrator, Continental Stock Transfer & Trust Company, together with a check for at least $1,000 (up to a maximum monthly investment of $5,000) payable to “Continental Stock Transfer & Trust Company,” which administers the plan.

Can Our Officers or Directors Participate In the Plan?

Seacoast’s officers and directors may participate in the plan.  However, optional cash investments and purchases of our shares of common stock with reinvested dividends that are made by directors and officers must be made in compliance with our company policies as well as all applicable laws and regulations.

Will Cash Dividends Continue to Be Paid While the Plan is in Effect?

Our board of directors has the discretion to declare and pay cash dividends from time to time, subject to statutory and regulatory requirements, our capital adequacy, earnings, liquidity and other factors.  While we expect to continue paying dividends, the amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

How Do I Make Optional Cash Investments Through the Plan?

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Additional Investments.  Once you are enrolled in the plan, you can make additional cash investments at any time with as little as $50, subject to a maximum aggregate monthly investment of $5,000, either by check or by automatic deduction from your bank account.  Purchases will be made monthly.

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Payment by Check.  If you wish to make additional investments by check, then you may forward a check made payable to “Continental Stock Transfer & Trust Company,” as plan administrator, together with a completed transaction form.

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Payment by Direct Draft or Debit Transaction.  If you wish to begin having funds automatically withdrawn from your bank account on a monthly basis to purchase additional shares of our common stock under the optional cash investment feature of the plan, please indicate on the transaction form, or any subsequent transaction form, as applicable, the bank deposit account that you wish to periodically debit and from which you wish the funds to be paid, and the amount of cash investment to be made each month.  Please include a voided check for the account as well.  Once you have submitted the proper form and indicated the automatic monthly deduction amounts, funds will be drawn from your designated bank account on or about the 22nd day of each month, and will be invested in additional shares of our common stock under the terms of the plan.

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Changes to Your Preferences.  You may change your optional cash investment preferences by completing and sending a transaction form to the plan administrator.  You may at any time change the amount drawn from your bank account each month or the bank account from which your funds are to be drawn by completing and sending a transaction form to the plan administrator.

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Maximum Monthly Investment.  The most that you can invest (not including dividends on shares in the plan) through the plan in any calendar month is $5,000.

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Returned Checks / Failed Transfers.  The plan administrator will process only those purchases for which it has received good and collected funds.  If your check is returned or an automatic withdrawal cannot be processed due to insufficient funds or otherwise, the plan administrator will not process your request until it receives good and collected funds covering your purchase and any applicable service fee or transaction fee incurred in connection with the insufficient funds.

How Can I Change Automatic Investments?

You may change or stop automatic monthly investments without withdrawing from the cash investment feature of the plan.  If you wish to do so, you should send a completed transaction form to the plan administrator changing or terminating your automatic investments.  However, the plan administrator must receive your transaction report on or before the fifth business day preceding the Plan’s scheduled purchase date in which your next scheduled automatic investment will occur to avoid having those funds withdrawn from your bank account.

How Do I Purchase Shares Through the Plan?

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Dividends on All Shares in the Plan Are Reinvested.  All cash dividends paid on shares held in the plan will be automatically reinvested to purchase additional shares.  The plan does not permit partial reinvestment, and therefore you cannot direct the reinvestment of cash dividends on fewer than all of your shares in the plan.

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Delivery of Funds.  We will deliver the cash dividends to the plan administrator on the dividend payment date for each quarter for which we pay a dividend.  Funds automatically drawn from your bank account will be delivered to the plan administrator for optional cash investments five business days preceding the Plan’s scheduled purchase date, regardless of whether we declare and pay a dividend during the quarter in which a particular month falls.

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Method of Purchase.  The plan administrator will, at our election, purchase shares from us, or purchase shares through the “open market” on the NASDAQ Global Select Market, in the open market or in negotiated transactions with persons not affiliated with us or any of our subsidiaries, or any combination of these sources.  All purchases will be made through the plan administrator, which serves as an independent agent for the plan.  Dividends may be combined with pending optional cash investments, and purchases may be executed on a combined basis.

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Timing of Purchases.  The plan administrator will make reasonable efforts to reinvest the cash dividends and invest all optional cash investments promptly after receipt of funds, normally once each month, and in no event later than 30 days after such receipt.  In rare instances, purchases may be delayed to meet regulatory or emergency suspensions of trading or other events affecting the receipt and execution of orders by brokers or markets.  You will not receive any interest on any cash dividends or optional cash investments pending their investment.

You will not be able to instruct the plan administrator to purchase shares at a specific time or at a specific price.  The plan administrator must receive funds at least five business days prior to the Plan’s scheduled purchase date for the current month to ensure shares are purchased for the current month.

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Purchase and Sale Prices.  If the plan administrator purchases shares of our common stock in the open market or in negotiated transactions, then the price at which shares will be deemed to have been purchased for you will be the weighted average price actually paid at that time to purchase shares under the plan.  The plan administrator, in accordance with the provisions of the plan, is responsible for determining the timing and pricing of shares to be purchased other than from us.  If the agent purchases shares of our common stock directly from us (whether from our treasury account or newly issued shares), your purchase price will be the average of the NASDAQ Global Select Market high and low prices for the shares on the last ten trading days preceding the purchase date.  If no actual trades have occurred during this ten-day trading period, then the price will be the average of the bid and ask (or high and low) prices on the last day on which an actual trade occurred.  In all cases, the number of shares credited to your account will depend upon the amount of the cash dividend and the purchase price of the shares.  Fractional shares will be credited to your account, computed up to four decimal places.

The sale price per share will be the weighted average price per share of all shares sold in the market to fill a combined sale order for the plan.

Filling a purchase or sale order may require multiple trades and may take multiple trading days to complete.

The price per share of our common stock paid or received by the plan administrator may be more or less than the price per share at the time you request a purchase or sale.  You may not be able to cancel instructions given to the plan administrator, except as described in this prospectus.

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Book-Entry Ownership.  All shares purchased through the plan will be held in book-entry form in your account on the plan administrator’s records.  Ownership in book-entry form means that, while you will have full beneficial ownership of your plan shares, you will not receive a paper stock certificate.  Book-entry ownership eliminates the risk and expense of replacing lost or stolen certificates, assures that your shares are always available should you need to deliver them for transfer, and avoids your costs in maintaining a safe deposit box or other place to store your certificates.  However, if you prefer to hold your plan shares in certificated form, then you may receive certificates by sending a written request to the plan administrator.

How Many Shares will be Purchased for My Plan Account?

The number of shares that will be purchased and credited to your plan account depends on the amount of the cash dividend declared and paid, and the amount of your optional cash investment, if any, and the applicable purchase price to be paid for each share of our common stock.  Your plan account will be credited with the actual number of shares purchased, including fractional shares carried out to four decimal places.

How Do I Sell My Plan Shares?

You can sell some or all your shares in the plan by sending a transaction form to the administrator requesting that your shares be withdrawn from the plan.  The plan administrator will sell the shares for you, and send you the proceeds, less any applicable fees (described below).

How Do I Withdraw from the Plan?  Can My Participation in the Plan be Terminated?

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You can withdraw all or a portion of shares from your plan account at any time by sending a transaction form to the plan administrator requesting that your shares be withdrawn from the plan.  After receipt of your request, the appropriate number of shares will be issued in certificate form and mailed to you.  Your dividend reinvestment election will continue unless you withdraw all your plan shares, or unless you are no longer the record owner of such shares.  If you withdraw all your plan shares, your participation in the plan will be terminated, and all dividends declared and paid, but with which the plan administrator has yet to purchase shares, will be paid to you.  The plan administrator may close any plan account that holds less than one share.

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All withdrawal requests received on or after a declared dividend record date will be processed after dividend reinvestment shares have been allocated to shareholder accounts.

Can I Change the Name on My Plan Account, or Give or Transfer My Shares in the Plan to Other People?

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You may change the name on your plan account, transfer shares, or gift shares in your plan account at any time by completing the appropriate section of the transaction form that accompanies this document, and mailing it to the plan administrator.  Transfers may be made in book-entry or certificated form.

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You can withdraw all or a portion of the shares from your plan account at any time by sending a transaction form to the plan administrator requesting that your shares be withdrawn from the plan.  After receipt of your request, the appropriate number of shares will be issued in certificate form and mailed to your address of record.  Your dividend participation option will remain the same unless you withdraw all of your plan shares.

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If you withdraw all of your whole and fractional plan shares, your participation in the plan will be terminated and any future dividends will be paid by check or direct deposit to your bank account and will not be reinvested.  At its discretion, the plan administrator also may close any plan account that contains less than one share of Company common stock.  Any fractional share in your plan account will be sold, and a check for the sale proceeds less applicable fees will be mailed to your address of record.

Can I Pledge My Plan Shares?

You may not pledge or assign book-entry shares held in your plan account.  Unless you first remove your shares from the plan and request stock certificates for the shares, please note that you will not be able to pledge or hypothecate any shares held in your plan account.  No attempted pledge or hypothecation will be effective because your plan shares are held by the independent agent in “nominee name” and in book-entry form for your benefit.

Can the Plan Safekeep My Share Certificates?

If you hold certificates representing shares, whether or not they were acquired through the plan, you can deposit them in the plan for dividend reinvestment and safekeeping.  The administrator will reflect the shares represented by those certificates in book-entry form in your plan account.  To deposit certificates into the plan for safekeeping, send them via registered mail to the plan administrator, Continental Stock Transfer & Trust Company, at the address set forth under the section “How Do I Obtain Additional Information?  How Do I Contact the Administrator?”  A completed and signed transaction form must accompany your certificates, which should not be endorsed.  You are responsible for delivery of such shares, and any certificates that you mail to us should be insured against loss or theft.

How Do I Obtain Certificates for My Shares in the Plan?

You can obtain certificates for any or all of the whole shares held in your plan account in book-entry form at any time for free.  To obtain certificates, you must submit a transaction form.  Please allow 30 days for the administrator to process your request.

Will I Have to Pay Any Fees in the Plan?

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There is no fee to enroll in the plan.

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You will not be charged any fees or commissions when you reinvest your dividends, purchase or transfer your shares under the plan, deposit shares in the plan for safekeeping or obtain certificates for shares held in book-entry form.

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If your check is returned due to nonsufficient funds or otherwise, you will be charged a service fee of $25.00.  Of course, until the administrator receives good funds, it will be unable to complete the transaction that you requested.

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Upon the termination of your participation in the plan through a sale of your shares, you will incur a fee of $10.00.  This fee is a termination fee for the sale and does not include any broker’s or other fees that you may have to pay.

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We may change the plan’s fees and charges at any time upon 30 days’ notice.

When will I Receive Plan Statements and Forms?

Each time that you reinvest dividends or purchase shares through the plan, you will receive a statement confirming your transaction.  Each statement will also include a blank transaction form that will help you make additional investments or withdrawals.  Each statement that you receive will be cumulative for the then current year, and the last statement that you receive in a given year will serve as your annual statement of plan activities.

What Are the U.S. Federal Income Tax Consequences of My Participation in the Plan?

The following is a summary of the U.S. federal income tax consequences of participation in the plan as of the date of this prospectus.  However, this summary does not reflect every situation that could result from participation in the plan, and we advise you to consult your own tax advisors for information about your specific situation.

In general, all your cash dividends –– whether paid to you in cash or reinvested in the plan –– are taxable as dividends for federal income tax purposes.  In addition, any commissions or fees on purchases of shares purchased through the plan that are paid by us on your behalf will be subject to income tax.  The total amount of cash dividends and other distributions will be reported to you and to the Internal Revenue Service on the appropriate tax form shortly after the end of each year.

Your tax basis in shares purchased or resulting from reinvested dividends under the plan will be equal to the price at which such shares are credited to your plan account, plus the amount of any commissions or fees, if any, with respect to such shares paid by us on your behalf.  Your holding period for shares acquired with reinvested cash dividends generally will commence on the day after the dividend payment date.  If, however, the shares are acquired with optional cash investments or are purchased with reinvested cash dividends in the open market, the holding period will commence on the day after the date of purchase.

You will not recognize gain or loss for U.S. federal income tax purposes upon your receipt of certificates for shares credited to your plan account.  However, you will generally recognize gain or loss when you sell or exchange shares received from the plan or when a fractional share interest is liquidated.  Such gain or loss will equal the difference between the amount that you receive for such fractional share interest or such shares and your tax basis.

In the case of plan participants whose cash dividends are subject to U.S. backup withholding, to the extent that you elect dividend reinvestment, the plan administrator will reinvest cash dividends less the amount of tax required to be withheld.  You are responsible for filing any documentation required to comply with, obtain a reduction in, U.S. backup withholding.

The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the plan, and may not be applicable to certain participants, such as tax-exempt entities.  You should consult your own tax advisers regarding the foreign, federal, state and local income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the plan or the disposal of shares acquired pursuant to the plan.

What Communications Will I Receive From You?  How Do I Vote My Shares?

As a plan participant, you will receive all communications sent to our shareholders.  For any meeting of our shareholders, as long as there are shares in your plan account on the relevant record date, you can attend, speak and vote at the meeting.  You will receive a proxy that will enable you to vote the shares held in your plan account combined with any shares held by you in physical certificate form.  You authorize us to combine our communications to you, as a plan participant, with all of our other mailings to you and others in your household.

How Will Stock Splits and Other Distributions Affect My Plan Shares?

If we declare a stock split or stock dividend, your plan account will be credited automatically by book-entry with the appropriate number of additional whole and fractional shares issued with respect to both your certificates and book-entry shares participating in your plan account.  In the event that we offer any stock subscription or other rights to our shareholders, the administrator will make them available to you with respect to the certificates and book-entry shares participating in your plan account.

Can the Plan be Changed?

We may suspend, modify or discontinue the plan at any time.  We will send you a written notice of any significant changes.  Under no circumstances will any amendment decrease the number of shares that you own.

How is the Plan Administered?

The plan is administered by Continental Stock Transfer & Trust Company, as the plan administrator.  The plan administrator keeps records, sends statements and performs other duties relating to the plan.  The plan administrator also acts as the depositary, transfer agent, registrar and dividend disbursing agent for the shares, and purchases and sells shares as agent for the plan.  We may replace the plan administrator, and the plan administrator may resign, at any time, in which case we would designate a new administrator and deliver a notice to you informing you of such change.

The administrator will accept payment for initial cash investments and additional investments in United States dollars only, and does not accept checks or drafts from third parties.  If you send payment to the administrator for investment in the plan in any currency other than United States dollars, then the administrator will return such funds to you, without interest.

Who Regulates and Interprets the Plan?

We and the plan administrator reserve the right to interpret and regulate the plan as we may deem necessary or desirable, and in the best interests of the plan.  Any interpretations or regulation will be final.  The plan, the plan accounts and any related documentation will be governed by and construed in accordance with the laws of the State of Florida.

How Do I Obtain Additional Information?  How Do I Contact the Administrator?

For information regarding the plan, additional forms, help with plan transactions or answers to your questions, please contact the plan administrator at:

Continental Stock Transfer & Trust Company

17 Battery Place South, 8th Floor

New York, NY  10004

Attention:  Dividend Reinvestment Dept.

You may call the plan administrator at 1-800-509-5586.

Am I Protected Against Losses?

Your investment in the plan is no different from any investment in shares of our common stock you hold.  If you choose to participate in the plan, then you should recognize that none of us, our subsidiaries and affiliates, or the plan administrator can assure you of a profit or protect you against loss on the shares that you purchase under the plan.  You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares.  You need to make your own independent investment and participation decisions consistent with your situation and needs.  None of us, our subsidiaries and affiliates, or the plan administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

Plan accounts are not insured by the Securities Investor Protection Corporation or any other entity.  Plan accounts and shares held by the plan are not savings accounts or deposits and are not insured by the FDIC or any other governmental agency.

Neither we, our subsidiaries, our affiliates, nor the plan administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

In addition, the purchase and sale prices for shares acquired or sold through the plan will vary and cannot be predicted.  The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment or optional cash purchase date.  Your investment in plan shares will be exposed to changes in market conditions and changes in the market value of the shares.  Your ability to sell or otherwise liquidate shares under the plan is subject to the terms of the plan and the withdrawal procedures.  Also, no interest will be paid on dividends, cash or other funds held by the administrator pending investment.

What Other Risks Will I Face Through My Participation in the Plan?

The following summary identifies several of the risks that you may face by virtue of your participation in the plan.  There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the plan.

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There Is No Price Protection for Your Shares in the Plan.  Your investment in the shares held in the plan will be exposed to changes in market conditions and changes in the market value of the shares.  Your ability to liquidate or otherwise dispose of shares under the plan is subject to the terms of the plan and the withdrawal procedures thereunder.  You may not be able to withdraw or sell your shares in the plan in time to react to market conditions.

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The Purchase Price for Shares Purchased Under the Plan Will Vary.  The purchase price for any shares that you purchase under the plan will vary and cannot be predicted.  You may purchase shares at a purchase price that is different from (more or less than) the price that you would face if you acquired shares on the open market on the related dividend payment date or optional cash purchase date.

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We May Not Pay Dividends.  We may at any time, and from time to time, and for any reason, determine not to pay dividends.  In that case, you will not receive any dividends on your shares in the plan or otherwise.

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You Will Not Earn Any Interest on Your Dividends or Cash Pending Investment.  No interest will be paid on dividends, cash or other funds held by the administrator pending investment or disbursement.

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The Market Prices for Our Common Stock Vary, and You Should Purchase Shares for Long-Term Investment Only.  Although our common stock currently is traded on the NASDAQ Global Select Market, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock.  Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all your shares at one time or at a favorable price, if at all.  As a result, you should participate in the plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

You can obtain additional information about us or about the plan by contacting Sharon Mehl at (772) 287-4000.  You can also obtain, by written request to Seacoast Banking Corporation of Florida, P. O. Box 9012, 815 Colorado Avenue, Stuart, Florida 34995, Attention: Investor Relations, copies of any information or materials referred to or described in this prospectus.

In addition, we file reports, proxy and information statements and other information with the Securities and Exchange Commission (the “SEC”).  Our filings with the SEC are available on the Internet at the SEC’s EDGAR website at www.sec.gov.  You may read and copy any document that we file with the SEC at the SEC’s public reference room at the following address:

105 F Street, N.E. Room 1580 Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.” You may also inspect the reports and other information that we file with the SEC at The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC that covers the securities described in this prospectus.  For further information about us, or about the securities, you should refer to our registration statement and its exhibits, and the information incorporated by reference into the registration statement.  The registration statement and the information incorporated by reference in this registration statement can be obtained from the SEC, as described above, or from us at the address provided above.

We also maintain an Internet website at www.seacoastbanking.net, which contains information relating to us and our business, and which provides a link to the plan administrator’s website where you can manage your plan account.  We are not incorporating any information from our or the plan administrator’s websites into this prospectus, and none of the information on either website is included or made part of this prospectus.

THIS PROSPECTUS INCORPORATES INFORMATION

BY REFERENCE TO OTHER DOCUMENTS

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC.  This means that:

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we can disclose important information to you by referring you to information and documents that we have filed with the SEC;

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any information that we reference in this manner is considered part of this prospectus; and

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any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in, and incorporated into, this prospectus.

We are incorporating by reference the following documents, which we have previously filed with the SEC:

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our Annual Report filed on Form 10-K/A for the fiscal year ended December 31, 2005;

•

our Quarterly Report filed on Form 10-Q/A for the fiscal quarter ended March 31, 2006 and our Quarterly Report filed on Form 10-Q for the fiscal quarter ended June 30, 2006;

•

our Current Reports on Form 8-K filed on April 6, 2006, May 3, 2006, May 8, 2006, May 15, 2006, May 23, 2006 and June 22, 2006; and

•

the description of our common stock set forth in our registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

In addition, all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of our offering of shares under the plan, shall be deemed to be incorporated by reference into this prospectus.  You may request a free copy of any documents referred to above, including exhibits, by contacting us at:

Seacoast Banking Corporation of Florida

P. O. Box 9012

815 Colorado Avenue

Stuart, Florida 34995

Telephone: (772) 287-4000

Facsimile: (772) 288-6012

Attention:  Shareholder Services

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

Please read this prospectus carefully.  If you own shares of our common stock now, or if you decide to buy shares in the future, then please keep this prospectus with your permanent investment records, since it contains important information about our Dividend Reinvestment and Stock Purchase Plan.

You should rely only on the information contained or incorporated in this prospectus.  We have not authorized anyone to provide you with different information.  We are not offering any of our shares in any state or other jurisdiction where the offer or sale of shares is not permitted.  You should not assume that the information contained in this prospectus is accurate as of any date later than the date of this prospectus.

SPECIAL CAUTIONARY NOTICE REGARDING

FORWARD-LOOKING STATEMENTS

Certain of the statements made or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of, and subject to the  protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual  results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking  statements.  You can identify  these  forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•

future economic or business conditions;

•

governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•

the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities;

•

the effects of competition from a wide variety of local regional national and other providers of financial, investment, and insurance services;

•

the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•

the risks of mergers and acquisitions, including, without limitation, the related costs, including integrating  operations as part of these transactions and the failure to achieve expected gains, revenue growth and/or expense savings from such transactions;

•

changes in laws and regulations, including tax laws and regulations;

•

changes in accounting policies, rules and practices;

•

changes in technology or products may be more difficult, or costly, or less effective than anticipated;

•

the effects of war or other conflict, acts of terrorism or other catastrophic events that may affect general economic conditions; and

•

other factors and risks described in any of our subsequent reports that we make with the Commission under the Exchange Act.

All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice.  We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this report, or after the respective dates on which such statements otherwise are made.

USE OF PROCEEDS

We intend to use any net proceeds that we receive from our sale to the plan of newly-issued shares, or shares held by us as treasury stock, for general corporate purposes.

PLAN OF DISTRIBUTION

Except to the extent that the plan administrator purchases shares of our common stock in open market transactions, we will sell shares of our common stock directly to the plan administrator for purchase on behalf of plan participants.  The shares, including shares acquired pursuant to completed transaction forms, may be resold in market transactions on any securities market or securities exchange on which shares of our common stock trade or in privately negotiated transactions.  Our common stock currently is listed on the NASDAQ Global Select Market.

We may sell shares of our common stock through the plan to persons who, in connection with the resale of the shares, may be considered underwriters.  In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required.  We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the plan.  We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares.

Subject to the availability of shares of our common stock registered for issuance under the plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments.  Generally, there are no fees charged to participants in the plan (although we may change the plan’s fees and charges at any time upon 30 days’ notice).  However, you will be charged a fee of $10.00 upon termination of participation in the plan through a sale of your shares, plus any broker’s or other fees you may have to pay, and fees will be charged for checks or other funds transfers that fail to clear or are returned unpaid for any reason.

EXPERTS

The consolidated financial statements of Seacoast Banking Corporation of Florida as of and for the years ended December 31, 2005 and 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered certified public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Seacoast Banking Corporation for the year ended December 31, 2003, incorporated in this prospectus by reference to the Seacoast annual report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of such firm as experts in auditing and accounting.

Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors’ reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

LEGAL MATTERS

The legality of the shares of our common stock offered by this prospectus has been passed upon for us by Jones Day, Atlanta, Georgia.

INDEMNIFICATION

The Florida Business Corporation Act, as amended (the “Florida Act”), permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or that he or she reasonably believed was not unlawful.  In the case of proceedings by or in the right of the corporation, the Florida Act provides for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, or that he or she reasonably believed was not unlawful, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines otherwise.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Our Amended and Restated Bylaws contain indemnification provisions similar to the Florida Act, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the corporation, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our Amended and Restated Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CONTACT INFORMATION

•

Internet:

www.seacoastbanking.net

•

By Telephone:

1-800-509-5586

•

By Mail:

I.

General Correspondence

Continental Stock Transfer & Trust Company

ATTN:  Dividend Reinvestment Department

17 Battery Place, 8th Floor

New York, N. Y.  10004

II.

Overnight or Courier Deliver

Continental Stock Transfer & Trust Company

ATTN:  Dividend Reinvestment Department

17 Battery Place, 8th Floor

New York, N. Y.  10004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Estimate of expenses of issuance and distribution
Registration Fee	$ 3,143
Cost of Printing*	11,000
Legal Fees*	25,000
Accounting Fees*	8,500
Blue Sky Fees and Expenses*	0
NASDAQ Global Select Market Listing*	0
Miscellaneous*	2,500
Total	$50,143

__________________________

* Estimated solely for purposes of this filing.

Item 15. Indemnification of Directors and Officers.

The information under the heading “Indemnification” in the prospectus accompanying this registration statement is incorporated herein by reference.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Jones Day.
23.1	Consent of KPMG LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Jones Day (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
99.1	Enrollment Form.
99.2	Transaction Form.

II-#

Item 17. Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-#

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Seacoast Banking Corporation of Florida, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stuart, State of Florida, as of September 19, 2006.

SEACOAST BANKING CORPORATION OF FLORIDA

By:

/s/ Dennis S. Hudson, III

Name:  Dennis S. Hudson, III

Title:   Chairman & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis S. Hudson, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 19, 2006.

Signature	Title
/s/ Dennis S. Hudson, III Dennis S. Hudson, III	Chairman, Chief Executive Officer and Director
/s/ Dale M. Hudson Dale M. Hudson	Vice Chairman of the Board and Director
/s/ William R. Hahl William R. Hahl	Executive Vice President and Chief Financial Officer
/s/ Stephen E. Bohner Stephen E. Bohner	Director
/s/ Jeffrey C. Bruner Jeffrey C. Bruner	Director
/s/ John H. Crane John H. Crane	Director
/s/ T. Michael Crook T. Michael Crook	Director
/s/ Christopher E. Fogal Christopher E. Fogal	Director
/s/ Jeffrey S. Furst Jeffrey S. Furst	Director
/s/ A. Douglas Gilbert A. Douglas Gilbert	Director, President and Chief Operating and Credit Officer
/s/ Dennis S. Hudson, Jr. Dennis S. Hudson, Jr.	Director
/s/ Thomas E. Rossin Thomas E. Rossin	Director
/s/ John R. Santarsiero, Jr. John R. Santarsiero, Jr.	Director
/s/ Thomas H. Thurlow, Jr. Thomas H. Thurlow, Jr.	Director
/s/ Edwin E. Walpole, III Edwin E. Walpole, III	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Jones Day.
23.1	Consent of KPMG LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Jones Day (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
99.1	Enrollment Form.
99.2	Transaction Form.